Exhibit 10.2

PROMISSORY NOTE

(Term Note)

$2,000,000.00	May 18, 2017

FOR VALUE RECEIVED, the undersigned, TOT Payments, LLC, a Florida limited liability company (doing business as Unified Payments), TOT New Edge, LLC, a Florida limited liability company, Process Pink, LLC, a Florida limited liability company, and TOT FBS, LLC, a Florida limited liability company (collectively, the “Maker”), promises to pay to the order of Priority Payment Systems LLC , (“Payee”; Payee and any subsequent holder(s) hereof are sometimes herein referred to individually and collectively as “Holder”), the principal sum of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00), together with interest and loan charges on the aggregate unpaid principal balance of the loan evidenced hereby at the rate(s) specified below; provided that in no event shall the interest and loan charges payable in respect of the indebtedness evidenced hereby exceed the maximum amounts from time to time allowed to be collected under applicable law. Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement dated as of even date herewith by and among Maker, as borrower, and Payee, as lender.

This Note shall be paid in monthly installments as detailed in Schedule I, which shall be due and payable on the twentieth day of each month, consisting of principal plus interest at the Interest Rate (as defined hereinafter); provided, however, that if the date of any payment due and payable (including, the Loan Termination Date) is not a Business Day, then any payments hereunder shall be due on the immediately previous Business Day. The principal amount due hereunder, together with interest, loan charges and any other Obligation accruing hereunder, shall bear interest at a floating rate adjusted monthly equal to the “prime rate” indicated on the Money Rate page of the Wall Street Journal plus six percent (6.00%) (the “Interest Rate”). On the Loan Termination Date, all outstanding principal, interest accrued but unpaid and any other amounts accrued and unpaid shall be immediately due in full. The payment structure of this loan shall be referenced in Schedule I.

Maker shall have the right to prepay the Loan pursuant to the terms of the Loan Agreement. All amounts received for payment of this Note shall be first applied to any expenses due Holder under this Note, the Loan Agreement or the Security Agreement, then to accrued and unpaid interest, and finally to the reduction of the outstanding principal amount.

Upon the occurrence of an Event of Default, the entire outstanding principal balance of the indebtedness evidenced hereby, together with all accrued and unpaid interest thereon any other amounts accrued and unpaid, may be declared, and immediately shall become, due and payable in full.

Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto.

It is the intention of Maker and Holder to conform strictly to all laws applicable to Holder that govern or limit the interest and loan charges that may be charged in respect of the indebtedness evidenced hereby. Anything in this Note or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the loans, acceleration of the maturity of the unpaid balance of any of the Obligations (as defined in the Loan Agreement) or otherwise, shall the interest and loan charges agreed to be paid to any Holder for the use of the money advanced or to be advanced under this Note exceed the maximum amounts collectible pursuant to applicable law. Maker and the Payee have agreed that:

Promissory Note

(a)          if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Maker to the Holder in respect of the Obligations shall exceed the maximum amount collectible under the law applicable to the Holder, then, in that event, and notwithstanding anything to the contrary in this Note or any other Loan Document (i) the aggregate of all consideration that constitutes interest or loan charges under the law applicable to such Holder that is contracted for, taken, reserved, charged or received under this Note or any other Loan Document or otherwise in connection with the Obligations under no circumstances shall exceed the maximum amounts allowed by such applicable law, and any excess paid to any Holder shall be credited by such Holder on the principal amount of the Obligations (or, to the extent the principal amount outstanding under this Note and the other Loan Documents has been or thereby would be paid in full, refunded to Maker), and (ii) in the event that the maturity of any or all of the Obligations is accelerated by reason of an election of the Holders resulting from any Event of Default, or in the event of any required or permitted prepayment, then such consideration that constitutes interest or loan charges under the law applicable to any Holder may never include more than the maximum amounts allowed by the law applicable to such Holder, and any excess interest or loan charges provided for in the Loan Documents or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Holder on the principal amount of the Obligations (or, to the extent the principal amount of the Obligations has been or thereby would be paid in full, refunded by such Holder to Maker);

(b)          all sums paid or agreed to be paid to the Holder for the use, forbearance or detention of sums due under the Loan Documents shall, to the extent permitted by applicable law, be prorated, allocated and spread throughout the full term of the Obligations until payment in full so that the rate or amount of interest and loan charges on account of the Obligations will not exceed any applicable legal limitation; and

(c)          the right to accelerate the maturity of the Obligations does not include the right to accelerate the maturity of any interest or loan charges not otherwise accrued on the date of such acceleration, and the Holder do not intend to charge or collect any unearned interest or loan charges in the event of any such acceleration.

This Note has been negotiated, executed and delivered in the State of Georgia, and is intended as a contract under and shall be construed and enforceable in accordance with the laws of said state, without reference to the conflicts or choice of law principles thereof, except to the extent that Federal law may be applicable to determining the maximum amount of interest that may be charged by Holder in respect of the indebtedness evidenced hereby.

(Signature Page Follows)

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IN WITNESS WHEREOF, the undersigned Maker has caused this Note to be executed by its duly authorized officer as of the date first above written.

MAKER:

TOT Payments, LLC

By:	/s/ Oleg Firer

Name:	Oleg Firer

Title:	CEO

TOT New Edge, LLC

By:	/s/ Oleg Firer

Name:	Oleg Firer

Title:	CEO

Process Pink, LLC

By:	/s/ Oleg Firer

Name:	Oleg Firer

Title:	CEO

TOT FBS, LLC

By:	/s/ Oleg Firer

Name:	Oleg Firer

Title:	CEO

PAYEE:

Priority Payment Systems LLC

By:	/s/ John V. Priore

Name:	John V. Priore

Title:	President & CEO

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Promissory Note: Schedule I - TOT Payments, LLC

	Enter values	Instructions	
Loan amount	$ 2,000,000.00	Must be between 1 and 30 years.	
Prime Rate at Closing	4.00%		
Annual interest rate	10.0%	prime plus	6%
Loan period in years	2.0		
Start date of loan	5/18/2017		
Optional extra payments			

PRIORITY PAYMENT SYSTEMS®

		Fees
Scheduled number of payments	24	$750.00 Loan Application Fee
Actual number of payments	24	$750.00 Deployment Fee

No.	Payment Date	Beginning Balance	Scheduled Payment	Total Payment	Principal	Interest	New Principal Advance ***	Ending Balance	Loan Application Fee	Deployment Fee	Deployment	Interest**
0	5/18/2017	$ 2,000,000.00						$ 2,000,000.00	$ 750.00	$ 750.00	1,998,500	10.000%
1	6/20/2017	$ 2,000,000.00	$92,366.13	$ 92,366.13	$ 74,032.79	$ 18,333.33		$ 1,925,967.21				10.000%
2	7/20/2017	$ 1,925,967.21	$ 92,366.13	$ 92,366.13	$ 76,316.40	$ 16,049.73		$ 1,849,650.81				10.000%
3	8/20/2017	$ 1,849,650.81	$ 92,366.13	$ 92,366.13	$ 76,952.37	$ 15,413.76		$ 1,772,698.44				10.000%
4	9/20/2017	$ 1,772,698.44	$ 92,366.13	$ 92,366.13	$ 77,593.64	$ 14,772.49		$ 1,695,104.80				10.000%
5	10/20/2017	$ 1,695,104.80	$ 92,366.13	$ 92,366.13	$ 78,240.25	$ 14,125.87		$ 1,616,864.55				10.000%
6	11/20/2017	$ 1,616,864.55	$ 92,366.13	$ 92,366.13	$ 78,892.25	$ 13,473.87		$ 1,537,972.30				10.000%
7	12/20/2017	$ 1,537,972.30	$ 92,366.13	$ 92,366.13	$ 79,549.69	$ 12,816.44		$ 1,458,422.61				10.000%
8	1/20/2018	$ 1,458,422.61	$ 92,366.13	$ 92,366.13	$ 80,212.60	$ 12,153.52		$ 1,378,210.00				10.000%
9	2/20/2018	$ 1,378,210.00	$ 92,366.13	$ 92,366.13	$ 80,881.04	$ 11,485.08		$ 1,297,328.96				10.000%
10	3/20/2018	$ 1,297,328.96	$ 92,366.13	$ 92,366.13	$ 81,555.05	$ 10,811.07		$ 1,215,773.91				10.000%
11	4/20/2018	$ 1,215,773.91	$ 92,366.13	$ 92,366.13	$ 82,234.68	$ 10,131.45		$ 1,133,539.24				10.000%
12	5/20/2018	$ 1,133,539.24	$ 92,366.13	$ 92,366.13	$ 82,919.96	$ 9,446.16		$ 1,050,619.27				10.000%
13	6/20/2018	$ 1,050,619.27	$ 92,366.13	$ 92,366.13	$ 83,610.96	$ 8,755.16		$ 967,008.31				10.000%
14	7/20/2018	$ 967,008.31	$ 92,366.13	$ 92,366.13	$ 84,307.72	$ 8,058.40		$ 882,700.58				10.000%
15	8/20/2018	$ 882,700.58	$ 92,366.13	$ 92,366.13	$ 85,010.29	$ 7,355.84		$ 797,690.30				10.000%
16	9/20/2018	$ 797,690.30	$ 92,366.13	$ 92,366.13	$ 85,718.71	$ 6,647.42		$ 711,971.59				10.000%
17	10/20/2018	$ 711,971.59	$ 92,366.13	$ 92,366.13	$ 86,433.03	$ 5,933.10		$ 625,538.56				10.000%
18	11/20/2018	$ 625,538.56	$ 92,366.13	$ 92,366.13	$ 87,153.30	$ 5,212.82		$ 538,385.26				10.000%
19	12/20/2018	$ 538,385.26	$ 92,366.13	$ 92,366.13	$ 87,879.58	$ 4,486.54		$ 450,505.68				10.000%
20	1/20/2019	$ 450,505.68	$ 92,366.13	$ 92,366.13	$ 88,611.91	$ 3,754.21		$ 361,893.76				10.000%
21	2/20/2019	$ 361,893.76	$ 92,366.13	$ 92,366.13	$ 89,350.34	$ 3,015.78		$ 272,543.42				10.000%
22	3/20/2019	$ 272,543.42	$ 92,366.13	$ 92,366.13	$ 90,094.93	$ 2,271.20		$ 182,448.49				10.000%
23	4/20/2019	$ 182,448.49	$ 92,366.13	$ 92,366.13	$ 90,845.72	$ 1,520.40		$ 91,602.77				10.000%
24	5/20/2019	$ 91,602.77	$ 92,366.13	$ 92,366.13	$ 91,602.77	$ 763.36		$ 0.00				10.000%

*Interest is variable and shall be calculated as the then current Prime Rate Plus; therefore, the above schedule is subject to change.
**Each Principal Advance can be released to Borrower by Lender at the sole and unfettered discretion of PRIORITY; therefore, the term, interest and principal composition of each payment is subject to change.

X /s/ John V. Priore

Name: John V. Priore

Date:

PRIORITY PAYMENT SYSTEMS LLC

/s/ Oleg FirerX

Name: Oleg Firer

Date: May 17, 2017

TOT PAYMENTS, LLC

X /s/ Oleg Firer

Name: Oleg Firer

Date: May 17, 2017

TOT NEW EDGE, LLC

X /s/ Oleg Firer

Name: Oleg Firer

Date: May 17, 2017

PROCESS PINK, LLC

X /s/ Oleg Firer

Name: Oleg Firer

Date: May 17, 2017

TOT FBS, LLC